UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2013 (May 13, 2013)

FIFTH & PACIFIC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

As previously disclosed in the Proxy Statement of Fifth & Pacific Companies, Inc. (the “Company”), the Company proposed to stockholders to amend the Company’s Restated and Amended Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s  By-Laws to permit stockholders holding thirty-five percent (35%) of the capital stock of the Company to act by written consent. On May 14, 2013, the Company held its 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”), at which meeting stockholders affirmatively determined to so amend the Certificate of Incorporation and By-Laws. Accordingly, the Company’s Certificate of Incorporation and By-laws have been amended to permit stockholders holding thirty-five percent (35%) of the capital stock of the Company to act by written consent.

The foregoing summaries of the Amendment to the Restated and Amended Certificate of Incorporation and the By-Laws of the Company are qualified in their entirety by reference to the text of the Amendment to the Restated and Amended Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3(a), and is incorporated by reference, and the By-Laws, a copy of each of which is attached hereto as Exhibit 3(b).

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) (i) At the 2013 Annual Meeting, the stockholders of the Company approved the Fifth & Pacific Companies, Inc. 2013 Stock Incentive Plan (the “2013 Plan”).

General Description of the 2013 Plan

Awards.    The 2013 Plan authorizes the grants of non-qualified stock options (“NQOs”), incentive stock options (“ISOs”), stock appreciation rights (“SARs”), shares of restricted stock, restricted stock units, shares of unrestricted stock and performance shares (collectively, NQOs, ISOs, SARs, restricted stock, restricted stock units, unrestricted stock and performance shares are referred to as “Awards”). Under the 2013 Plan, the Company may deliver authorized but unissued shares of Stock, treasury shares of Stock, and shares of Stock acquired by the Company for purposes of the 2013 Plan.

Maximum Number of Shares.    Subject to adjustment as described below under “Certain Corporate Changes,” a maximum of 9,500,000 shares of Stock are available for grants pursuant to Awards under the 2013 Plan and the maximum number of shares of Stock with respect to which any individual may be granted Awards during any one calendar year is 1,500,000 shares.  In addition, a non-employee director may not be granted Awards in any calendar year that, in the aggregate, result in the Company recognizing an expense in excess of $500,000 in connection with the grant of such awards.

The following shares of Stock shall again become available for Awards: any shares subject to an Award that remain unissued upon the cancellation or termination of the Award for any reason; any shares of restricted stock that are forfeited, provided that any dividends paid on such shares are also forfeited; any shares in respect of which a stock appreciation right or a performance share award is settled for cash and any shares withheld upon exercise of a stock option to pay the exercise price or tax withholding.

In addition, any remaining shares available (or subsequently forfeited or not issued under outstanding awards) under the stockholder approved Liz Claiborne, Inc. 2011 Stock Incentive Plan (including shares originally reserved under the Liz Claiborne, Inc. 2005 Stock Incentive Plan) also become available for award under the 2013 plan and subject to its provisions.

Administration.    The 2013 Plan is administered by the Compensation Committee of the Board of Directors, or such other committee or subcommittee of the Board of Directors as the Board of Directors appoints or as is formed by abstention or recusal of one or more members of the Compensation Committee (the “Committee”). The Committee will consist of at least two individuals, both of whom meet the definition of (i) an “outside director”

(within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”)), (ii) a “non-employee director” (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934) and (iii) an independent director under the rules of any stock exchange on which the Company’s Stock is listed and Section 952 of the Dodd-Frank Act.  However, Awards under the Plan will not be invalidated if the Committee includes members who do not meet such definitions. If the Committee does not exist, or for any other reason determined by the Board of Directors, the Board of Directors may act as the Committee. The Committee or the Board of Directors may delegate to one or more officers of the Company the authority to designate the individuals (from among those eligible to receive Awards, other than such officer(s) themselves) who will receive Awards under the Plan, to the fullest extent permitted by the Delaware General Corporation Law (or any successor provision thereto), provided that the Committee shall itself grant all Awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of Section 16 of the 1934 Act or whose Awards could reasonably be expected to be subject to the deduction limitations of Section 162(m) of the Code. The Committee determines the key persons who will receive Awards, the type of Awards granted, and the number of shares subject to each Award. The Committee also determines the exercise price, expiration dates and other material features of Awards. The Committee has the authority to interpret and construe any provision of the 2013 Plan and to adopt such rules and regulations for administering the 2013 Plan as it deems necessary or appropriate. All decisions and determinations of the Committee are final and binding on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the 2013 Plan or any Award.

Eligibility.    Officers, non-employee directors, and executive, managerial, professional or administrative employees of, and consultants to, the Company, its subsidiaries and its joint ventures, as the Committee in its sole discretion shall select, are eligible to receive Awards under the 2013 Plan. As of January 1, 2013, the Company believes approximately 3,500 individuals are eligible to participate in the Plan. However, the granting of Awards is discretionary and it is not possible to determine how many individuals actually will receive Awards under the Plan. Traditionally the Company had granted equity awards to a much smaller group of individuals and the Company currently anticipates that Awards would be granted to no more than 300 individuals.

Termination of Plan.    No performance share or other Award that is conditioned upon the achievement of performance goals may be granted under the 2013 Plan more than five years after the Board’s adoption of the 2013 Plan and no Award that involves the issuance of Stock may be granted more than ten years after the Board’s adoption of the 2013 Plan.

Power to Amend, Suspend, Terminate.    The Board of Directors may, at any time, suspend or discontinue the 2013 Plan or revise or amend it in any respect whatsoever. However, no amendment shall be effective without the approval of the stockholders of the Company if it would increase the number of shares of Stock available for issuance under the 2013 Plan, materially increase the benefits under the 2013 Plan or if required by the stock exchange rules or if the Board determines that stockholder approval is necessary and appropriate so that Awards under the 2013 Plan may comply with Sections 422 or 162(m) of the Code. The Committee may, in its sole discretion, without amending the 2013 Plan, amend any Award to (i) accelerate the date on which any option or SAR becomes exercisable or otherwise adjust any of the terms of such option or SAR, (ii) accelerate the date on which any Award vests, (iii) waive any condition imposed with respect to any Award, or (iv) otherwise adjust any of the terms of any Award; provided, however, that no such amendment may directly or indirectly lower the exercise price of an option or SAR granted under the 2013 Plan. No amendment or modification to the 2013 Plan or any Award may reduce the grantee’s rights or materially increase the grantee’s obligations under any previously granted and outstanding Award without the consent of the grantee, except to the extent that the Board of Directors determines that such amendment is necessary or appropriate to prevent such Awards from being subject to the deduction limit of Section 162(m) of the Code or from being subject to tax under Section 409A of the Code or unless such amendment is in connection with certain corporate changes.

The preceding description of the 2013 Plan is qualified in its entirety by reference to the full text of the 2013 Plan.  The 2013 Plan was filed as Appendix B to the Company 2013 Proxy Statement, and the terms thereof are incorporated herein by reference.

(ii) On May 14, 2013, the Board of Directors of the Company, after recommendation from the Compensation Committee, determined to amend the following existing stock incentive plans to provide that stock options for the purchase of the Company’s Common Stock and restricted stock units granted by the Company under the plans will vest upon the death of a recipient grantee:

The Liz Claiborne Inc. 2002 Stock Incentive Plan, the Liz Claiborne Inc. 2005 Stock  Incentive Plan and the Liz Claiborne Inc. 2011 Stock Incentive Plan.

This amendment is effective immediately and applies to all previous grants and awards outstanding as of the date of the amendment, including grants and awards made to the Named Executive Officers.

(iii) On May 13, 2013, the Compensation Committee of the Board of Directors determined to amend the terms of the 2011 Special Retention Award agreement issued to Nicholas Rubino on June 30, 2011, to provide for the vesting of the award in the event of death.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Incorporated by reference from Item 3.03 above.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 14, 2013, the Company held the 2013 Annual Meeting in New York, New York. Of the 119,916,159 shares of Common Stock outstanding and entitled to vote at the 2013 Annual Meeting as of March 19, 2013, the record date, the holders of record of  114,678,849 shares Common Stock were present, in person or by proxy, and entitled to vote at the 2013 Annual Meeting, constituting a quorum. The matters considered and voted on by the Company’s stockholders at the 2013 Annual Meeting and the vote cast for or withheld, the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below:

(i)  stockholders elected the following nominees to the Company’s Board of Directors, to serve until the 2014 annual meeting of stockholders or until their respective successors are duly elected and qualified:

	Number of	Votes			Broker
Name	Shares Voted	For	Withheld	Abstain	Non-Votes
Bernard W. Aronson	110,035,260	108,807,157	1,189,428	38,675	4,643,589
Lawrence S. Benjamin	110,035,260	109,623,081	372,284	39,895	4,643,589
Raul J. Fernandez	110,035,260	109,101,719	885,216	48,325	4,643,589
Kenneth B. Gilman	110,035,260	109,664,383	332,109	38,768	4,643,589
Nancy J. Karch	110,035,260	105,591,690	4,404,632	38,938	4,643,589
Kenneth P. Kopelman	110,035,260	109,018,865	975,810	40,585	4,643,589
Kay Koplovitz	110,035,260	109,127,383	861,638	46,239	4,643,589
Arthur C. Martinez	110,035,260	105,572,380	4,414,903	47,977	4,643,589
William L. McComb	110,035,260	109,170,835	827,186	37,239	4,643,589
Doreen A. Toben	110,035,260	109,666,891	323,276	45,093	4,643,589

(ii)  stockholders approved the advisory (non-binding) resolution relating to executive compensation:

	Votes
Number of Shares Voted	For	Withheld	Abstain	Broker Non-Votes
110,035,620	102,186,283	7,731,057	117,920	4,643,589

(iii) stockholders approved the Fifth & Pacific Companies, Inc. 2013 Stock Incentive Plan:

	Votes
Number of Shares Voted	For	Withheld	Abstain	Broker Non-Votes
110,035,620	105,632,734	3,394,616	1,007,910	4,643,589

(iv) stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year:

	Votes
Number of Shares Voted	For	Withheld	Abstain	Broker Non-Votes
114,678,849	112,366,031	2,252,910	59,908	0

and (v)  stockholders approved amendments to the Company’s Restated Certificate of incorporation and the Company’s By-Laws to permit stockholders holding at least 35% of the Company’s common stock to act by written consent, as described in the Proxy Statement.

	Votes
Number of Shares Voted	For	Withheld	Abstain	Broker Non-Votes
110,035,260	108,476,874	538,023	1,020,363	4,643,589

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.	Description
3 (a)	Amendment to the Restated and Amended Certificate of Incorporation of Fifth & Pacific Companies, Inc.

3 (b)	Amendment to the By-Laws of Fifth & Pacific Companies, Inc.

10.1

The Fifth & Pacific Companies, Inc. 2013 Stock Incentive Plan is incorporated herein by reference to Appendix B to Definitive Proxy Statement for the 2013 Annual Meeting of the Registrant filed April 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH & PACIFIC COMPANIES, INC.

Date: May 17, 2013	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Senior Vice President, Chief Legal Officer, General Counsel and Secretary

EXHIBIT LISTING

Exhibit No.	Description
3 (a)	Amendment to the Restated and Amended Certificate of Incorporation of Fifth & Pacific Companies, Inc.

3 (b)	Amendment to the By-Laws of Fifth & Pacific Companies, Inc.

10.1

The Fifth & Pacific Companies, Inc. 2013 Stock Incentive Plan is incorporated herein by reference to Appendix B to Definitive Proxy Statement for the 2013 Annual Meeting of the Registrant filed April 3, 2013